RESOLUTION OF THE BOARD OF DIRECTORS
OF
NORD PACIFIC LIMITED

RESOLVED:
1.            The existing By-laws of the Corporation be repealed; and
2.            The following be enacted as the By-laws of the Corporation

BY-LAW NO. ONE

            A by-law relating generally to the regulation of the affairs of NORD PACIFIC LIMITED

            BE IT ENACTED AND IT IS HEREBY ENACTED as by-law Number One of NORD PACIFIC LIMITED (hereinafter called the "Corporation") as follows:

INTERPRETATION

1.            In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)    "Act" means the Business Corporations Act, Statutes of New Brunswick, 1981, c. B-9.1, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions thereof;

(b)   "Articles" means the articles, as from time to time amended, of the Corporation;

(c)   "by-law" means any by-law of the Corporation, from time to time in force and effect;

(d)   "unanimous shareholder agreement" means an agreement as described in subsection 99(2) of the Act made by the shareholders of the Corporation.

(e)   words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals.

(f)    the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

(g)   all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act.

REGISTERED OFFICE

2.            The Corporation may from time to time (i) by resolution of the board of directors change the location of the address of the registered office of the Corporation within the place specified in the Articles and (ii) by articles of amendment change the place in which its registered office is situated to another place within New Brunswick.

CORPORATE SEAL

3.            The Corporation may have one or more corporate seals which shall be such as the board of directors may by resolution from time to time adopt and change.

DIRECTORS

4.            Number and Powers

            The affairs of the Corporation shall be managed by a minimum of two (2) and no more than a maximum of twenty (20) directors.  Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the Articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

5.            Qualification

            Every director shall be an individual nineteen (19) or more years of age and no one shall be a director who is of unsound mind and has been so found by a Court in Canada or elsewhere or who has the status of a bankrupt or who has been convicted of an offense under the Criminal Code (Canada) in connection with the promotion, formation or management of a corporation or involving fraud (unless three years have elapsed since the expiration of the period fixed for suspension of the passing of sentence without sentencing or since a fine was imposed, or unless the term of imprisonment and probation imposed, if any, was concluded, whichever is the latest, but the disability imposed hereby ceases upon a pardon being granted).

6.            Term of Office

            A director's term of office shall be from the meeting at which he is elected or appointed until the annual meeting next following or until his successor is elected or appointed, or until, if earlier, he dies or resigns, or is removed or disqualified pursuant to the provisions of the Act.

7.            Vacancies

            If the number of directors is increased, the resulting vacancies shall be filled at a meeting of shareholders duly called for that purpose.  Notwithstanding the provisions of section 10 of these by-laws and subject to the provisions of the Act, if a vacancy should otherwise occur in the board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term.  In the absence of a quorum, the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy pursuant to subsection 69(2) of the Act.  Where a vacancy or vacancies exist in the board, the remaining directors may exercise all of the powers of the board so long as a quorum remains in office.

8.            Vacation of Office

            The office of a director shall ipso facto be vacated if:

(a)   he dies;

(b)   by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

(c)   he is removed from office in accordance with section 67 of the Act; or

(d)   he ceases to be qualified to be a director.

9.            Duties

            Every director and officer of the Corporation in exercising his powers and discharging his duties shall:

(a)   act honestly and in good faith with a view to the best interest of the Corporation; and

(b)   exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

10.         Election and Removal

            Directors shall be elected by the shareholders by ordinary resolution in general meeting on a show of hands, unless a poll is demanded, and if a poll is demanded, such election shall be by ballot.  All the directors then in office shall cease to hold office at the close of the meeting of shareholders at which directors are to be elected but, if qualified, are eligible for re-election.

            Subject to subsection 67(2) of the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director before the expiration of his term of office and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

             Each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors to be elected, and he may cast all such votes in favor of one candidate or distribute them among the candidates in any manner.

            A separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution is passed unanimously permitting two or more persons to be elected by a single resolution.

            If a shareholder has voted for more than one candidate without specifying the distribution of his votes among the candidates, he shall be deemed to have distributed his votes equally among the candidates for whom he voted.

            If the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be eliminated until the number of candidates remaining equals the number of positions to be filled.

            A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director, in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

11.         Validation

            All acts done at any meeting of the directors, or of any person or persons acting as a director or directors shall, notwithstanding that it be afterwards discovered that there was an irregularity in the election or appointment of any such director or directors or person or persons acting as aforesaid, or that there was a defect in his qualification, be as valid as if every such person or persons had been duly elected or appointed and were qualified to be directors.

MEETINGS OF DIRECTORS

12.         Place of Meetings

            Meetings of the board may be held at the registered office of the Corporation or at such other place within or outside New Brunswick as the directors may from time to time determine, or as the person convening the meeting may specify in the notice of meeting.

13.         Calling of Meetings

            A meeting of the board of directors may be convened by the Chairman of the Board (if any), the President (if any) or any director at any time.  The Secretary (if any) shall upon the direction of any of the foregoing convene a meeting of the board of directors.

14.         Notice

            Notice of the time and place for the holding of any such meeting shall be delivered, mailed, telegraphed, cabled or telefaxed to each director at his latest address as shown on the records of the Corporation not less than five (5) days (exclusive of the day on which the notice is delivered, mailed, or telefaxed but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the board of directors may be held at any time without notice if all the directors have waived notice.

            For the first meeting of the board of directors to be held immediately following the election of directors at an Annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

            A notice of a meeting of directors shall specify any matter referred to in subsection 73(2) of the Act that is to be dealt with at the meeting.

15.         Waiver of Notice

            Notice of any meeting of the board of directors or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by telefax addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates.  The attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

16.         Participation by Telephone

            A director may participate in a meeting of directors or of a committee of directors (if any) by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other, and any director participating in such meeting by such means is deemed to be present at that meeting.

17.         Adjournment

            Any meeting of the board of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is given at the original meeting.  Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat.  The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting.  If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

18.         Quorum and Voting

            The quorum necessary for the transaction of business at meetings of the board shall be a majority of the directors.  No business shall be transacted by the directors except at a meeting of the board at which a quorum is present.  Questions arising at any meeting of the board of directors shall be decided by a majority of votes cast.  In case of an equality of votes, the motion shall be declared lost.  Where a corporation has only one director, that director may constitute the meeting.

19.         Resolutions in Lien of Meeting

            A resolution signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors (if any) shall be of the same force and effect as though passed at a regular meeting of the directors or the committee of directors (if any).  A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

20.         Remuneration of Directors

            Subject to the Articles or any unanimous shareholder agreement, the remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer of the Corporation who is also a member of the board of directors.  The directors may also by resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation.  The confirmation of any such resolution or resolutions by the shareholders shall not be required.  The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

21.         Submission of Contracts or Transactions to Shareholders for Approval

            The board of directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's Articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

22.         For the Protection of Directors and Officers

            No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his office or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof.  The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.  If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation shall not disentitle such director or officer from receiving proper remuneration for such services.

23.         Indemnities to Directors and Others

            Subject to subsections 81(2) and (3) of the Act, except in respect of an action by or on behalf of the Corporation or Another Body Corporate (as hereinafter defined) to procure a judgment in its favour, the Corporation shall indemnify each director and officer of the Corporation and each former director and officer of the Corporation and each person who acts or acted at the Corporation's request as a director or officer of Another Body Corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or Another Body Corporate, as the case may be, if

(a)   he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

            "Another Body Corporate" as used herein means a body corporate of which the Corporation is or was a shareholder or creditor.

24.         Employment of Directors

            A director may hold office or a position of employment in the Corporation on such terms as to remuneration and otherwise as the board may determine.  Any director who is a solicitor may be employed by the board as solicitor for the Corporation and as such shall be entitled to receive the usual remuneration for his services as solicitor.

OFFICERS

25.         Appointment of Officers

            Subject to the Articles or any unanimous shareholder agreement, the board of directors, annually or as often as may be required, may elect from among themselves a Chairman of the Board and may appoint a President and a Secretary and, if deemed advisable, may also appoint one or more Vice-Presidents, a Secretary, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers.  None of such officers, except the Chairman of the Board and the President, need be a director of the Corporation.  Any two or more of such offices may be held by the same person.  In case and whenever the same person holds the offices of Secretary and Treasurer he may, but need not be known as the Secretary-Treasurer.  The board of directors may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties, as may from time to time be prescribed by resolution of the board of directors.

26.         Remuneration and Removal of Officers

            Subject to the Articles or any unanimous shareholder agreement, the remuneration of all officers, employees and agents elected or appointed by the board of directors may be determined from time to time by resolution of the board of directors.  The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined.  The board of directors may by resolution remove any officer, employee or agent at any time with or without cause.

27.         Duties of Officers May be Delegated

            In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

28.         Chairman of the Board

            The Chairman of the Board (if any) shall, if present, preside at all meetings of the board of directors and of shareholders.  He shall sign such contracts, documents or instruments in writing as require his signature and shall have such powers and duties as may from time to time be assigned to him by resolution of the board of directors.

29.         President

            The President (if any) shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation.  In the absence of the Chairman of the Board (if any), the President shall, when present, preside at all meetings of the board of directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

30.         Vice-President

            The Vice-President (if any) or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of shareholders.  The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the board of directors.

31.         Secretary

            The Secretary (if any) shall give or cause to be given notices for all meetings of the board of directors, or committees thereof (if any) and of shareholders when directed to do so and shall have charge of the records referred to in section 18 of the Act (except the accounting records) and of the corporate seal or seals (if any). He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

32.         Treasurer

            Subject to the provisions of any resolution of the board of directors, the Treasurer (if any) shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depository or depositories as the board of directors may by resolution direct.  He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records.  He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.  He may be required to give such bond for the faithful performance of his duties as the board of directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

33.         Assistant Secretary and Assistant Treasurer

            The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability to act of the Secretary or Treasurer as the case may be.  The Assistant Secretary or Assistant Secretaries, if more than one, and the Assistance Treasurer or Assistant Treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board of directors.

34.         Managing Director

            The board of directors may from time to time appoint from their number a Managing Director and may delegate to him any of the powers of the board of directors except as provided in subsection 73(2) of the Act.  The Managing Director shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the Managing Director shall be subject to discharge by the board of directors.

35.         Vacancies

            If the office of President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or any other office created by the directors pursuant to paragraph 25 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors may appoint an officer to fill such vacancy.

36.         Committees

            The board of directors may from time to time appoint from their number one or more committees consisting of one or more individuals and delegate to such committee or committees any of the powers of the directors except as provided in subsection 73(2) of the Act.  Unless otherwise ordered by the board, a committee of directors shall have power to fix its quorum, to elect its chairman and to regulate its proceedings.

MEETINGS OF SHAREHOLDERS

37.         Annual Meeting

            Subject to compliance with Section 85 of the Act, the Annual Meeting of Shareholders of the Corporation shall be convened on such day in each year and at such time as the directors may, by resolution, determine.

38.         Special Meetings

            Other meetings of the shareholders may be convened by order of the Chairman of the Board, the President or a Vice-President who is a director or by the board of directors, to be held at such time and place as may be specified in such order.

            Special meetings of shareholders may also be called by written requisition to the directors signed by, shareholders holding between them not less than ten percent of the outstanding shares of the capital stock of the Corporation entitled to vote thereat. Such requisition shall state the business to be transacted at the meeting and shall be sent to each director and the registered office of the Corporation.

             Except as otherwise provided in subsection 96(3) of the Act, it shall be the duty of the directors on receipt of such requisition, to cause the meeting to be called by the Secretary of the Corporation.

            If the directors do not, within twenty-one days after receiving such requisition call a meeting, any shareholder who signed the requisition may call the meeting.

39.         Place of Meetings

            Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation, at such other place in New Brunswick or at such other permitted place outside New Brunswick as provided in the Articles, as specified in the notice convening such meeting.  Notwithstanding the foregoing, a meeting of shareholders may be held at any other place outside New Brunswick if all the shareholders entitled to vote at that meeting so agree, and a shareholder who attends a meeting of shareholders held outside New Brunswick is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

40.         Notice

            Subject to the Articles or a unanimous shareholder agreement, a printed, written or typewritten notice stating the day, hour, place of meeting, the general nature of the business to be transacted and, if special business is to be transacted thereat, stating (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (ii) the text of any special resolution to be submitted to the meeting, shall be sent to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation or its transfer agent as a shareholder and to each director of the Corporation and the auditor of the Corporation, either personally or by sending such notice by prepaid mail not less than ten (10) clear days or more than fifty (50) clear days before the meeting.  If such notice is sent by mail it shall be addressed to the latest address of each such person as shown in the records of the Corporation or its transfer agent, or if no address is shown therein, then to the last address of each such person known to the Secretary.

            The auditor of the Corporation, if any, is entitled to attend any meeting of shareholders of the Corporation and to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

41.         Waiver of Notice

            A meeting of shareholders may be held for any purpose at any date and time and, subject to subsection 84(2) of the Act, at any place without notice if all the shareholders entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where a shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting.  Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any directors or the auditor of the Corporation in writing, by telegram, cable or telex addressed to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

42.         Record Dates

            The directors may by resolution fix in advance a date and time as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) entitled to participate in a liquidation distribution, or (iii) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than fifty (50) days the particular action to be taken.

            The directors may by resolution also fix in advance the date and time as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held.

If no record date is fixed,

(a)   the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders shall be:

(i)           at the close of business on the day immediately preceding the day on which the notice is given; or

(ii)          if no notice is given, the day on which the meeting is held; and

(b)   the record date for the determination of shareholders for any purpose, other than that specified in subparagraph (a) above or to vote, shall be at the close of business on the day on which the directors pass the resolution relating thereto.

43.         Voting

            Votes at meetings of the shareholders may be given either personally or by proxy. At every meeting at which he is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands.  Upon a poll at which he is entitled to vote, every shareholder present in person or by proxy shall (subject to the provisions, if any, of the Corporation's Articles) have one (1) vote for every share registered in his name.

            Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder entitled to vote at the meeting.  A shareholder may demand a ballot either before or after any vote by show of hands.  Questions shall be decided by a majority of votes cast. In case of an equality of votes, the motion shall be declared lost.

            At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

            In the absence of the Chairman of the Board, the President and every Vice-President who is a director, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair, then the shareholders present shall choose one of their number to be chairman.

            If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination, it shall be taken forthwith without adjournment.  If a ballot is demanded on any other question or as to the election of directors, it shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs.  The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded.  A demand for a ballot may be withdrawn.

            Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

            Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the Corporation's Articles, such holder or his proxy is the person entitled to vote in respect of the shares.

            Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

44.         Proxies

            A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to he shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

            An instrument appointing a proxy shall he in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized.  A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

            Unless the Act requires another form, an instrument appointing a proxyholder may be in the following form:

            "The undersigned shareholder of __________________ hereby appoints ________________ of _________________ or failing him, ____________ of ____________ as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the ____________________ meeting of the shareholders of the said Corporation to be held on the _____ day of ____________, 19__, and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

            Dated the _____ day of __________, 19___

_________________________________
                                                                       Signature of Shareholder

NOTE:

This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized.

45.         Adjournment

            The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place.  If a meeting of shareholders is adjourned less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting.

            Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat.  The persons who formed a quorum at the original meeting are not required to form a quorum at the adjourned meeting.  If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.  Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling same.

46.         Quorum

            Two shareholders entitled to vote at a meeting of the shareholders present in person or by proxy shall constitute a quorum.

47.          Resolution in Lieu of Meeting

            A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.  A copy of every such resolution shall be kept with the minutes of the meetings of shareholders.

48.         Participation by Telephone

            A shareholder of the Corporation or any other person entitled to attend a meeting of shareholders of the Corporation may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in such a meeting by such means is deemed to be present at that meeting.

SHARES AND TRANSFERS

49.         Certificates

            Share certificates (and the form of stock transfer power on the reverse side thereof) shall (subject to compliance with section 47 of the Act) be in such form and be signed by such director(s) or officer(s) as the board of directors may from time to time by resolution determine and such certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, and any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced thereon.  If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the share certificate is as valid as if he were a director or an officer at the date of issue.

50.         Registrar and Transfer Agent

            The board of directors may from time to time by resolution appoint or remove one or more registrars and/or branch registrars (who may but need not be the same person) to keep the share register and/or one or more transfer agents and/or branch transfer agents (who may but need not be the same person) to keep the register of transfers, and (subject to section 48 of the Act) may provide for the registration of issues and the registration of transfers of the shares of the Corporation in one or more places and such registrars and/or branch registrars and/or transfer agents and/or branch transfer agents shall keep all necessary books and registers of the Corporation for the registration of the issuance and the registration of transfers of the shares of the Corporation for which they are so appointed.  All certificates issued after any such appointment representing shares issued by the Corporation shall be countersigned by or on behalf of one of the said registrars and/or branch registrars and/or transfer agents and/or branch transfer agents, as the case may be.

51.         Surrender of Share Certificates

            No transfer of a share issued by the Corporation shall be recorded or registered unless or until the certificate representing the share to be transferred has been surrendered and canceled or, if no certificate has been issued by the Corporation in respect of such share, unless or until a duly executed share transfer power in respect thereof has been presented for registration.

52.         Defaced, Destroyed, Stolen or Lost Certificates

            If the defacement, destruction or apparent destruction, theft or other wrongful taking or loss of a share certificate is reported by the owner to the Corporation or to a registrar, branch registrar, transfer agent or branch transfer agent of the Corporation (hereinafter, in this paragraph, called the "Corporation's transfer agent") and such owner gives to the Corporation or the Corporation's transfer agent a written statement verified by oath or statutory declaration as to the defacement, destruction or apparent destruction, theft, or other wrongful taking or loss and the circumstances concerning the same, a request for the issuance of a new certificate to replace the one so defaced, destroyed, wrongfully taken or lost and a bond of a surety company (or other security approved by the board of directors) in such form as is approved by the board of directors or by the Chairman of the Board, the President, a Vice-President, the Secretary or the Treasurer of the' Corporation, indemnifying the Corporation (and the Corporation's transfer agent, if any), against all loss, damage or expense, which the Corporation and/or the Corporation's transfer agent may suffer or be liable for by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed or apparently destroyed, stolen or otherwise wrongfully taken or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board, the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by resolution of the board of directors.

53.         Transfer of Shares

            Shares in the capital stock of the Corporation shall be transferable only on the share register of the Corporation, and no transfer of shares or fractions thereof is, until entry thereof has been duly made in the share register or in a branch share register of the Corporation, valid for any purpose whatsoever, save only as exhibiting the rights of the parties thereto towards each other.

DIVIDENDS

54.         Declaration and Payment of Dividends

            The directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation's Articles.

            The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)    the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b)    the realizable value of the Corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

            Subject to section 41 of the Act, the Corporation may pay a dividend in money or property or by issuing fully paid shares of the Corporation.

55.         Receipt of Dividends by Joint Shareholders

            In case two or more persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

VOTING SECURITIES IN OTHER BODIES CORPORATE

56.         All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution.  The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

NOTICE

57.         Service

            Any notice or other document required to be given or sent by the Corporation to any shareholder, director or auditor of the Corporation shall be delivered personally or sent by prepaid mail or by telefax addressed to:

(a)   the shareholder at his latest address as shown on the records of the Corporation or its transfer agent; and

(b)   the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 64 or 71 of the Act.

            With respect to every notice or other document sent by prepaid mail, it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office letter box.

             If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

58.         Shares Registered in More Than One Name

            All notices or other documents required to be sent to a shareholder by the Act, the regulations under the Act, the Articles or the by-laws of the Corporation shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

59.         Persons Becoming Entitled by Operation of Law

            Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom he derives his title to such shares.

60.         Deceased Shareholder

            Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons (if any) interested with him in such shares.

61.         Signatures to Notices

            The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

62.         Computation of Time

            Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the Articles or by-laws of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

63.         Proof of Service

            A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

CHEQUES, DRAFTS, NOTES, ETC.

64.         All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

CUSTODY OF SECURITIES

65.         All securities (including warrants) owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box, or, if so authorized by resolution of the board of directors, with such other depositories or in such other manner as may be determined from time to time by the board of directors.

            All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

EXECUTION OF CONTRACTS, ETC.

66.         Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any one of the officers.  All contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.  The board of directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.  Where the Corporation has only one director and officer being the same person, that person may sign all such contracts, documents or other written instruments.

            The corporate seal (if any) may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid by one of the persons so signing.

            The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

            In particular, without limiting the generality of the foregoing, any two of the directors or officers are hereby authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying or enforcing or exercising any voting rights in respect of any such shares, bonds, debentures, rights, warrants or other securities.  Where the Corporation has only one director and officer, being the same person, that person may perform the functions and exercise the powers herein contained.

FISCAL YEAR

67.         The financial year of the Corporation shall terminate on a date to be determined by the directors and thereafter on the anniversary date thereof in each year, until changed by resolution of the directors.

Enactment

            RESOLVED that the foregoing by-law is made a by-law of the Corporation as of and effective from the 30th day of September, 1998.

            The board of directors signs the foregoing resolution pursuant to the Business Corporations Act (New Brunswick).

DATED as of and effective from the 10th day of November 1998.

________________________________

Edgar F. Cruft

________________________________

W. Pierce Carson

________________________________

Ray W. Jenner

________________________________

Michel J. Drew

________________________________

Terence H. Lang

________________________________

Lucile Lansing

________________________________

Leonard Lichter

________________________________

John B. Roberts

RESOLUTIONS OF THE BOARD OF DIRECTORS
OF NORD PACIFIC LIMITED

RESOLVED:

            That the following By-Law be enacted:

BY-LAW NO. TWO

            A by-law relating generally to the borrowing of money and giving security by NORD PACIFIC LIMITED

            BE IT ENACTED AND IT IS HEREBY ENACTED as by-law Number Two of Nord Pacific Limited (hereinafter called the "Corporation") as follows:

            The Directors of the Corporation are hereby authorized from time to time:

(a)   to borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

(b)   to issue, reissue, sell or pledge debt obligations of the Corporation for such sums and at such prices as may be deemed expedient;

(c)   to give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(d)   to mortgage, hypothecate. pledge or otherwise create a security interest in all or any property, of the Corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation; and

(e)   to delegate to such Officer(s), Director(s) or committee of Directors of the Corporation as the Directors may designate all or any of the foregoing powers to such extent and such manner as the Directors may determine.

RESOLVED:

            That the Seal, an impression of which appears hereunder, be and the same is hereby approved and adopted.

RESOLVED:

            That the location of the registered office of the Corporation be and the same is hereby fixed until changed at Clark, Drummie & Company, Banisters & Solicitors, 40 Wellington Row, St. John, New Brunswick, Canada, E2L 453.

RESOLVED:

            That the following persons be and the same are hereby elected or appointed officers of the Corporation to hold the office set after the name of each respectively:

Edgar F. Cruft                  Chairman
W. Pierce Carson             President & Chief Executive Officer
Ray W. Jenner                  Vice President Finance, Treasurer & Secretary
Mark Welch                     Vice President Development
James E. Taets                 Controller & Assistant Secretary
John Syriatowicz               Assistant Secretary

RESOLVED:

            That the following corporate records are hereby adopted for use of the Corporation:

(a)          articles and by-laws;
(b)         minutes of meetings and resolutions of shareholders and directors;
(c)          directors register;
(d)         shareholders register;
(e)          shareholders transfer register and
(f)           shareholders ledger.

            Each and every of the foregoing resolutions is hereby consented to by all the directors of NORD PACIFIC LIMITED pursuant to section 75(1) of the Business Corporations Act (New Brunswick) this 10th day of November, 1998.

________________________________

Edgar F. Cruft

________________________________

W. Pierce Carson

________________________________

Ray W. Jenner

________________________________

Michel J. Drew

________________________________

Terence H. Lang

________________________________

Lucile Lansing

________________________________

Leonard Lichter

________________________________

John B. Roberts

RESOLUTIONS OF THE BOARD OF DIRECTORS
OF
NORD PACIFIC LIMITED

RESOLVED:

Article 46 of the By-laws of the Corporation is hereby amended to read as follows:

"46.    Quorum

          A majority of the issued and outstanding shares entitled to vote at a meeting of the shareholders present in person or by proxy shall constitute a quorum."

Such By-law amendment is effective immediately and shall be submitted for shareholder approval at the next meeting of shareholders called by the Corporation.

RESOLVED:

That the Corporation be and is hereby authorized to take such action as counsel for the Corporation may deem necessary or advisable to ensure, to the extent practicable, that any and all meetings of shareholders are called and properly held in accordance with the By-laws of the Corporation and all applicable requirements of the securities laws of Canada and the United States, including without limitation the Securities Exchange Act of 1934, and in accordance with the applicable provisions and limitations of the New Brunswick Business Corporations Act.

Each of the foregoing resolutions is hereby consented to by all the directors of NORD PACIFIC LIMITED pursuant to section 75(1) of the New Brunswick Business Corporations Act this 12th day of November, 2002.

_____________________________________
Mark R. Welch, Director

_____________________________________
John B. Roberts, Chairman and Director

_____________________________________
Lucille Lansing, Director